Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cloudastructure, Inc.

228 Hamilton Avenue, 3rd Floor

Palo Alto, California 94301

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the financial statements of Cloudastructure, Inc., appearing in the Annual Report on Form 10-K of Cloudastructure, Inc. for the year ended December 31, 2024.

/s/ Chase Bush

Bush & Associates CPA LLC

Henderson, Nevada

February 2, 2026

PCAOB ID Number 6797